As filed with the Securities and Exchange Commission on October 31,1997
                                                   Registration No. 333-

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                           UNIPHASE CORPORATION
          (Exact Name of Registrant as Specified in Its Charter)

                  Delaware                       94-2579683
             (State or Other Jurisdiction of      I.R.S. Employer
              Incorporation or Organization      Identification Number)

                           163 Baypointe Parkway
                        San Jose, California  95134
        (Address of Principal Executive Office, Including Zip Code)

                           UNIPHASE CORPORATION
          AMENDED AND RESTATED 1993 FLEXIBLE STOCK INCENTIVE PLAN
                    1996 NONQUALIFIED STOCK OPTION PLAN
                         (Full Title of the Plans)

                            Kevin N. Kalkhoven
                    Chairman of the Board of Directors,
                   President and Chief Executive Officer
                           Uniphase Corporation
                           163 Baypointe Parkway
                        San Jose, California  95134
                  (Name and Address of Agent for Service)

                              (408) 434-1800
       (Telephone Number, Including Area Code, of Agent for Service)

                                 Copy to:
                         Michael C. Phillips, Esq.
                          Justin L. Bastian Esq.
                         Morrison & Foerster, LLP
                            755 Page Mill Road
                       Palo Alto, California  94304

                      CALCULATION OF REGISTRATION FEE



Title of                        Proposed       Proposed Maximum   Amount of
securities to  Amount to be  maximum offering  aggregate offering Registration
be registered  registered    price per share   price (1)          fee

Common Stock,   1,525,000        $60.187         $91,785,938        $27,815.00
$0.001 par
value
per share

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based upon an average of the high and low prices of Uniphase Corporation common stock reported on the Nasdaq National Market on October 28, 1997.

    In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                  PART II
            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference.

        In accordance with General Instruction E to Form S-8, the contents of the Registrant's Registration Statement on Form S-8, Commission File No. 333-09937, including exhibits thereto, and the documents listed below are hereby incorporated by reference into this Registration Statement and all documents subsequently filed by the Registrant pursuant to Sections 13(a) , 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents:

        (1) the Registrant's Annual Report on Form 10-K for its fiscal year ended June 30, 1997;

        (2) the Registrant's Quarterly Report on Form 10-Q for its fiscal quarter ended September 30, 1997;

        (3) the description of the Registrant's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on November 15, 1993; and

        (4) the Registrant's Current Reports on Form 8-K/A filed on August 12, 1997 and October 6, 1997, respectively.

Item 8.  Exhibits.

        Exhibit
        Number    Description

        5.1 Opinion of Morrison & Foerster LLP, with respect to the legality of the Common Stock to be registered hereunder.

        10.1 Certificate of Amendment of Uniphase Corporation Amended and Restated 1993 Flexible Stock Incentive Plan

        23.1      Consent of Counsel (included in Exhibit 5.1)

        23.2      Consent of Ernst & Young LLP, Independent Auditors

        23.3      Consent of ATAG Ernst & Young AG, Independent Auditors

        25.1      Power of Attorney (contained in the signature page hereto)


                                SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant, Uniphase Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on October 31, 1997.

                                    UNIPHASE CORPORATION


                                    By:   \s\ Kevin N. Kalkhoven
                                            Kevin N. Kalkhoven
                                            Chairman of the Board of Directors
                                            and Chief Executive Officer

                             POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Kevin
N. Kalkhoven and Danny E. Pettit, and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        Signature                   Capacity                Date


    \s\ Kevin N. Kalkhoven         Chairman of the Board      October 31, 1997
        Kevin N. Kalkhoven         of Directors and
                                   Chief Executive
                                   Officer (Principal
                                   Executive Officer)


    \s\ Danny E. Pettit            Vice President, Finance,   October 31, 1997
        Danny E. Pettit            Chief Financial Officer
                                   and Secretary (Principal
                                   Financial and Accounting
                                   Officer)

    \s\ William B. Bridges, Ph.D   Director                   October 31, 1997
        William B. Bridges, Ph.D


    \s\ Robert C. Fink             Director                   October 31, 1997
        Robert C. Fink


    \s\ Catherine P. Lego          Director                   October 31, 1997
        Catherine P. Lego


    \s\ Stephen C. Johnson         Director                   October 31, 1997
        Stephen C. Johnson


    \s\ Anthony R. Muller          Director                   October 31, 1997
        Anthony R. Muller


    \s\ Wilson Sibbett, Ph.D       Director                   October 31, 1997
        Wilson Sibbett, Ph.D


    \s\ Casimir S. Skrzypczak      Director                   October 31, 1997
        Casimir S. Skrzypczak





                             INDEX TO EXHIBITS


Exhibit
Number       Description

5.1 Opinion of Morrison & Foerster LLP, with respect to the legality of the Common Stock to be registered hereunder.

10.1 Certificate of Amendment of Uniphase Corporation Amended and Restated 1993 Flexible Stock Incentive Plan.

23.1         Consent of Counsel (included in Exhibit 5.1).

23.2         Consent of Ernst & Young LLP, Independent Auditors

23.3         Consent of ATAG Ernst & Young AG, Independent Auditors.

25.1         Power of Attorney (contained in the signature page hereto).




                                                                Exhibit 5.1


                             October 30, 1997


Uniphase Corporation
163 Baypointe Parkway
San Jose, California 95134

Ladies and Gentlemen:

             We have examined the Registration Statement on Form S-8 to be filed by Uniphase Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (The "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended of an aggregate of 1,525,000 shares of the Company's Common Stock, $0.001 par value (the "Stock"). The Stock is reserved for issuance pursuant to options granted or to be granted under the Company's Amended and Restated 1993 Flexible Stock Incentive Plan and the Company's 1996 Nonqualified Stock Option Plan. As counsel to the Company, we have examined the proceedings taken by the Company in connection with the registration of the Stock.

             It is our opinion that the Stock, when issued and sold in the manner described in the Registration Statement and the related Prospectus, will be legally and validly issued, fully paid and nonassessable.

             We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and any amendments thereto.

                                    Very truly yours,



                                    \s\ Morrison & Foerster






                                                               Exhibit 10.1
                         CERTIFICATE OF AMENDMENT
                                    OF
                           UNIPHASE CORPORATION
                    AMENDED AND RESTATED 1993 FLEXIBLE
                           STOCK INCENTIVE PLAN

     The undersigned, Dan E. Pettit, hereby certifies that:

     000000001.     He is the duly elected and acting Secretary of Uniphase
Corporation, a Delaware Corporation (the "Company").

     2. Effective as of November 7, 1996, Article 3 of the Company's Amended and Restated 1993 Flexible Stock Incentive Plan is amended in its entirety to read as follows:



                                 ARTICLE 3

                         STOCK SUBJECT TO THE PLAN

     An aggregate of 2,125,000 shares of Stock shall be available for the grant of stock options and the issuance of Stock under the Plan; provided however that 191,667 of these shares of Stock shall not be available for grant and issuance until one year from the date of approval of this amount by the Stockholders of the Company at the Company's 1996 Annual Meeting of Stockholders. If an option is surrendered (except surrender for shares of Stock) or for any other reason ceases to be exercisable in whole or in part, the shares which were subject to such option but as to which the option had not been exercised shall continue to be available under the Plan. Any Stock which is retained by the Company upon exercise of an option in order to satisfy the exercise price for such option or any withholding taxes due with respect to such option exercise shall be treated as issued to the optionee and will thereafter not be available under the Plan.

     IN WITNESS HEREOF, the undersigned has set his hand hereunto this 31st day of October, 1997.




                                    \s\ Danny E. Pettit
                                        Danny E. Pettit
                                        Secretary



                                                             Exhibit 23.2

            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Uniphase Corporation Amended and Restated 1993 Flexible Stock Incentive Plan and 1996 Nonqualified Stock Option Plan of our reports dated July 30, 1997, with respect to the consolidated financial statements of Uniphase Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended June 30, 1997 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.




                                   \s\ Ernst & Young LLP


San Jose, California
October 31, 1997



                                                               Exhibit 23.3

          CONSENT TO ATAG ERNST & YOUNG AG, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Uniphase Corporation Amended and Restated 1993 Flexible Stock Incentive Plan and 1996 Non Qualified Stock Option Plan of our report dated May 7, 1997, with respect to the financial statements of Laser Enterprise, a Division of International Business Machines, New York included in its Amendment No. 3 to the Current Report on Form 8-K/A dated August 11, 1997, filed with the Securities and Exchange Commission.


Zurich, Switzerland                     ATAG Ernst & Young AG
October 31, 1997



                         /s/ Kevin McCabe              /s/ Yves Vontobel

                         Kevin McCabe                  Yves Vontobel
                         Chartered Accountant          Certified Accountant